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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the (i) Registration Statement Number 33-13783 on Form S-8 dated April 24, 1987, (ii) Registration Statement Number 33-21862 on Form S-8 dated March 4, 1988, (iii) Registration Statement Number 33-25981 on Form S-8 dated December 7, 1988 and (iv) Registration Statement number 33-89950 on Form S-8 dated March 3, 1995 of our report dated June 14, 1995, relating to the financial statements of the sleep diagnostics business of CNS, Inc., which appears in the Report of Form 8-K/A-1 of Aequitron Medical, Inc. dated August 11, 1995 filed with the Securities and Exchange Commission.


                                                               KPMG Peat Marwick


Minneapolis, Minnesota
August 11, 1995










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